Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements of Netsmart Technologies, Inc. and Subsidiaries (the "Company") on Form S-3 (File No. 333-91907) and Form S-8 (File No. 333-96015) of our report dated February 3, 2003 on our audit of the consolidated financial statements of the Company as of December 31, 2002, and for the year then ended which report is included in this Annual Report on Form 10-K/A.

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Marcum & Kliegman LLP

Woodbury, New York
June 17, 2003

                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in these Registration Statements of Netsmart Technologies, Inc. (the "Company") on Form S-3 (File No. 333-91907) and Form S-8 (File Nos. 333-96015 and 333-101474) of our report dated February 15, 2002 on our audits of the consolidated financial statements of the Company as of December 31, 2001, and for each of the years in the two year period ended December 31, 2001, which report is included in this Annual Report on Form 10-K. In addition, we consent to the reference to us under the heading "Experts" in the Registration Statements.

/s/*

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Eisner LLP

New York, New York
June 16, 2003